Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Announces First Quarter Fiscal 2020 Results

Investor Conference Call and Webcast on September 18, 2019 at 11:00 A.M. ET

Monroe Township, N.J., September 16, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced financial results for the first quarter of fiscal year 2020 ended July 31, 2019.

First Quarter & Recent Operational Highlights

Revenue Generation:

●	Successfully deployed a PB3 PowerBuoy® in the North Sea for customer Premier Oil, which begins a lease that includes an option to purchase.
●	Eni deployment in the Adriatic Sea has produced more than one thousand kilowatt-hours of cumulative energy to date and is operating continuously and error-free.
●	Completed a feasibility study for a leading oil & gas operator on subsea well monitoring during deep water decommissioning activities, confirming that the PB3 PowerBuoy® can successfully provide power to operations in the Gulf of Mexico in water depths over 3,000 feet.

Growing Industry Partnerships:

●	Signed an agreement with Modus, Ltd. to develop commercial market solutions for a combined Hybrid Autonomous Underwater Vehicle (HAUV) charging station that uses the PowerBuoy® system.

Advancing Technology:

●	Received new U.S. Patent for OPT Power Take-Off (PTO) System, which has already been incorporated in both PB3 PowerBuoys® currently deployed for Eni and Premier Oil.

Management Commentary

“Our results for the quarter demonstrate our commitment towards achieving commercial success,” said George H. Kirby, President and Chief Executive Officer of OPT. “For the last several years, our Company has been focused evolving to a commercial operation that leverages the superior patented technology of the PB3 PowerBuoy® in a wide array of markets. As we continue to grow an operational track record, we believe these opportunities will grow and convert at a quicker pace.”

First Quarter Financial Review

Revenue for the first quarter of fiscal 2020 was $202,000, an increase of $171,000 as compared to $31,000 for the prior-year period. The increase was attributable to revenue recognition from our contracts with Eni, PMO, and the U.S. Navy. Cost of revenues increased $225,000 to $367,000, compared to $142,000 in the three months ended July 31, 2018. This increase in cost of revenues was due to higher upfront spending and material costs on new customer revenue generating projects compared to the same period in fiscal 2019. The net loss for the first quarter of fiscal 2020 was $3.0 million, compared to a net loss of $3.2 million for the prior-year period. The decrease in net loss was mainly attributable to the decrease in selling, general and administrative costs.

Balance Sheet and Cash Flow

Total cash, cash equivalents, and restricted cash were $13.5 million as of July 31, 2019, down from $17.2 million on April 30, 2019. Net cash used in operating activities during the three months ended July 31, 2019 were $3.6 million, a decrease of $0.2 million compared to $3.8 million during the three months ended July 31, 2018.

Conference Call & Webcast:

Ocean Power Technologies’ management will host a conference call and webcast to review its financial and operating results on Wednesday, September 18, 2019 at 11:00 A.M. Eastern Time. Interested parties may access the conference call by dialing 877-407-8291 (toll free in the U.S.) or 201-689-8345 for international callers.

Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations section of the Company’s website at https://www.oceanpowertechnologies.com.

A digital replay will be available by telephone approximately two hours after the completion of the call and until December 18, 2019 and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID#13694019. The webcast will also be archived on the Ocean Power Technologies investor relations website.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® and the near-term availability of its hybrid PowerBuoy® and Subsea Battery Solution, along with its Innovation and Support Services provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Financial Tables Follow

Additional information may be found in the company’s Annual Report on Form 10-K that has been filed with the U.S. Securities and Exchange Commission (“SEC”). The Form 10-K may be accessed at www.sec.gov or at the company’s website in the Investor Relations section.

Investor Relations Contact:

Matthew Abenante, IRC

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

OCEAN POWER TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share data)

	July 31, 2019	April 30, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,332	$16,660
Restricted cash- short-term	-	344
Accounts receivable	71	63
Contract assets	137	15
Other current assets	567	537
Total current assets	14,107	17,619
Property and equipment, net	583	592
Right-of-use asset, net	1,314	-
Restricted cash- long-term	155	155
Total assets	$16,159	$18,366
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98	$312
Accrued expenses	1,594	1,938
Contract liabilities	178	188
Warrant liabilities	-	6
Right-of-use liability- current	208	-
Total current liabilities	2,078	2,444
Right-of-use liability	1,253	-
Deferred rent	-	147
Total liabilities	3,331	2,591
Commitments and contingencies
Ocean Power Technologies, Inc. stockholders’ equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	-	-
Common stock, $0.001 par value; authorized 100,000,000 shares, issued 5,775,385 and 5,425,517 shares, respectively	6	5
Treasury stock, at cost; 4,251 and 3,770 shares, respectively	(302)	(301)
Additional paid-in capital	226,099	226,026
Accumulated deficit	(212,809)	(209,784)
Accumulated other comprehensive loss	(166)	(171)
Total stockholders’ equity	12,828	15,775
Total liabilities and stockholders’ equity	$16,159	$18,366

OCEAN POWER TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended July 31,
	2019	2018

Revenues	$202	$31
Cost of revenues	367	142
Gross loss	(165)	(111)

Operating expenses:
Engineering and product development costs	1,198	1,149
Selling, general and administrative costs	1,697	2,052
Total operating expenses	2,895	3,201
Operating loss	(3,060)	(3,312)

Gain due to the change in fair value of warrant liabilities	6	85
Interest income, net	42	13
Foreign exchange loss	(13)	(26)
Net loss	$(3,025)	$(3,240)
Basic and diluted net loss per share	$(0.50)	$(3.57)
Weighted average shares used to compute basic and diluted net loss per share	6,040,466	907,693

Common stock and share data at July 31, 2018 has been adjusted retroactively to reflect a 1-for-20 reverse stock split effective March 11, 2019.

OCEAN POWER TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Three months ended July 31,
	2019	2018

Cash flows from operating activities:
Net loss	$(3,025)	$(3,240)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss	13	26
Depreciation and amortization	85	45
Compensation expense related to stock option grants and restricted stock	92	80
Gain due to the change in fair value of warrant liabilities	(6)	(85)
Changes in operating assets and liabilities:
Accounts receivable	(9)	69
Unbilled receivables	-	71
Contract assets	(121)	(8)
Other assets	(30)	(13)
Accounts payable	(215)	65
Accrued expenses	(332)	(411)
Deferred rent	-	2
Deferred credit payable	-	(400)
Unearned revenue	-	(18)
Change in lease liability	(47)	-
Contract liabilities	(10)	24
Net cash used in operating activities	(3,605)	(3,793)
Cash flows from investing activities:
Purchases of marketable securities	-	(25)
Maturities of marketable securities	-	25
Purchase of computers, equipment and furniture	(28)	(30)
Net cash used in investing activities	(28)	(30)
Cash flows from financing activities:
Costs associated with exercise of pre-funded warrants	(18)	-
Payment of capital lease obligations	-	(9)
Acquisition of treasury stock	(1)	-
Net cash used by financing activities	(19)	(9)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(20)	(31)
Net decrease in cash, cash equivalents and restricted cash	(3,672)	(3,863)
Cash, cash equivalents and restricted cash, beginning of period	17,159	12,225
Cash, cash equivalents and restricted cash, end of period	$13,487	$8,362

Ocean Power Technologies, Inc.